Exhibit 10.6.4

AGREEMENT FOR PAYMENT OF TAXES

THIS AGREEMENT FOR PAYMENT OF TAXES (the “Agreement”) is entered into as of the 31st day of December, 2007, by and between EMC Insurance Group Inc. (“Group”), an Iowa corporation, EMCASCO Insurance Company ("EMCASCO"), an Iowa corporation, Illinois EMCASCO Insurance Company ("Illinois EMCASCO"), an Iowa corporation, Dakota Fire Insurance Company ("Dakota Fire"), a North Dakota corporation, EMC Reinsurance Company ("EMC Re"), an Iowa corporation and EMC Underwriters, LLC ("Underwriters"), an Iowa limited liability company (collectively EMCASCO, Illinois EMCASCO, Dakota Fire, EMC Re, and Underwriters shall be referred to as the "Subsidiaries"), and Employers Mutual Casualty Company ("EMCC"), an Iowa corporation.

WHEREAS, all of the above-mentioned parties are affiliated and/or subsidiaries of EMCC; and

WHEREAS, EMCASCO, Illinois EMCASCO, Dakota Fire, EMC Re, and Underwriters are subsidiaries of Group; and

WHEREAS, EMCC pays the federal and state taxes on behalf of Group and its Subsidiaries; and

WHEREAS, the parties hereto wish to memorialize their pre-existing agreement related to the payment and reimbursement of said taxes;

NOW, THEREFORE, in consideration of the mutual promises stated in this Agreement and intending to be legally bound, the parties agree as follows:

1.             FILING OF TAX RETURN AND PAYMENT OF TAXES.

Group and/or its Subsidiaries shall file quarterly federal and state tax estimates, as well as annual federal and state tax returns.  EMCC shall advance on behalf of Group and/or its Subsidiaries, any tax owed by any company at the time of the filing of the respective returns; however, each company agrees to reimburse EMCC for the payment of such taxes.

2.             REIMBURSEMENT.

EMCC shall provide Group and its Subsidiaries with a quarterly accounting of the funds advanced on behalf of each company.  Group and its Subsidiaries shall reimburse EMCC for any advanced funds, with reimbursement being due to EMCC no later than forty-five (45) days after the end of the applicable quarter.  Any refunds issued by either the federal or state government directly to Group will be deposited in EMCC’s bank account and will be allocated to the appropriate parties.

3.             Effective Date.  Subject to any necessary regulatory approval, the effective date of this Agreement shall be December 31, 2007.

4.             Term.       The term of this Agreement shall be for a period of one (1) year, and will automatically extend for additional one (1) year terms unless written notice is given by one of the parties at least ninety (90) days prior to the expiration of the then-current one-year term, in accordance with the requirements set out below.

5.            Termination.           Any party may terminate its involvement in this Agreement upon ninety (90) days prior written notice to the other party or parties.  Notwithstanding the foregoing, the parties may agree to a shorter termination period by written agreement signed by the terminating parties.  Group and/or any of the individual companies that comprise the Subsidiaries may terminate their involvement in this Agreement without causing this entire Agreement to terminate, and EMCC may terminate its agreement with Group or any of the individual companies that comprise the Subsidiaries without terminating the entire Agreement.

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6.             Independent Contractors.     Nothing in this Agreement shall affect the separate identities of the parties hereto.  Except as specifically agreed herein, no party to this Agreement intends to be the partner or agent of any other party.  No party intends to limit the other party in any manner in the conduct of its businesses, ventures, or activities not specifically provided for in this Agreement.

7.            Amendments.         This Agreement may be amended at any time by mutual agreement of the parties, provided that any amendment shall be in writing signed by both parties and shall be subject to regulatory approval before it becomes effective.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the ____ day of _________, 2007, to be effective as of December 31, 2007.

Employers Mutual Casualty Company

By:	/s/ Bruce G. Kelley
Bruce G. Kelley
President and Chief Executive Officer

EMC Insurance Group Inc.

By:	/s/ William A. Murray
William A. Murray
Executive Vice President and Chief Operating Officer

EMCASCO Insurance Company

By:	/s/ William A. Murray
William A. Murray
Executive Vice President and Chief Operating Officer

Illinois EMCASCO Insurance Company

By:	/s/ William A. Murray
William A. Murray
Executive Vice President and Chief Operating Officer

Dakota Fire Insurance Company

By:	/s/ William A. Murray
William A. Murray
Executive Vice President and Chief Operating Officer

EMC Reinsurance Company

By:	/s/ Ronnie D. Hallenbeck
Ronnie D. Hallenbeck
President and Chief Operating Officer

EMC Underwriters, LLC

By:	/s/ Daniel C. Crew
Daniel C. Crew
President and Chief Operating Officer

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